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                                                                   EXHIBIT 23.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 18, 1998, relating to the financial statements of Regency Electric Company, Inc. and subsidiaries which appears in the Building One Services Corporation's Current Report on Form 8-K filed June 28, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Harbeson, Beckerleg & Fletcher

Harbeson, Beckerleg & Fletcher
Jacksonville, Florida
December 23, 1999